      As filed with the Securities and Exchange Commission on August 10, 2000

                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                 PubliCARD, INC.
             (Exact name of registrant as specified in its charter)


                PENNSYLVANIA                           23-0991870
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)            Identification Number)

                                620 FIFTH AVENUE
                                  SEVENTH FLOOR
                            NEW YORK, NEW YORK 10020
               (Address of Principal Executive Offices) (Zip Code)

        PubliCARD, INC. 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                              JAN-ERIK ROTTINGHUIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 PubliCARD, INC.
                                620 FIFTH AVENUE
                                  SEVENTH FLOOR
                            NEW YORK, NEW YORK 10020
                     (Name and address of agent for service)

                                 (212) 651-3119
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                             JOEL I. GREENBERG, ESQ.
                   KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
                                 425 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 836-8000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED                 PROPOSED
TITLE OF SECURITIES TO              AMOUNT TO BE          MAXIMUM OFFERING       MAXIMUM AGGREGATE        AMOUNT OF
    BE REGISTERED                    REGISTERED          PRICE PER SHARE(2)        OFFERING PRICE     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.10 per    340,000(1)               2.625                    892,500             235.62
share
-------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.10 per    410,000(3)               2.625                  1,076,250             284.13
share
-------------------------------------------------------------------------------------------------------------------------

(1) Represents the remaining number of shares of common stock available for issuance upon exercise of stock options granted under the PubliCARD, Inc. 1999 Stock Option Plan for Non-Employee Directors. The total number of shares of common stock reserved for issuance under that plan is 750,000.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h).

(3) Represents the total number of shares of common stock which may be issued upon exercise of outstanding stock options granted under the PubliCARD, Inc. 1999 Stock Option Plan for Non-Employee Directors.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents or portions of these documents we filed with the Securities and Exchange Commission , pursuant to the Securities Exchange Act of 1934 are incorporated into this registration statement by reference:

1.     Our Annual Report on Form 10-K for the fiscal year ended December 31,
       1999.

2. Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, on Form 10-K/A.

3.     Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

4.     Our Current Report on Form 8-K filed on July 10, 2000.

5. A description of our common stock which is included in a registration statement filed pursuant to the Securities Exchange Act, including any amendments or reports which are filed for the purpose of updating that description.

       All documents we file after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference and to be a part of this registration statement from the date the documents are filed.

       Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded, for purposes of this registration statement, to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement.

ITEM 4.  DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Pennsylvania Business Corporation Law, known as the PBCL, permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding, other than an action by or in the right of the corporation, other than a derivative action by or in the right of the corporation, and permits indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal proceeding in a third-party action, had no reasonable cause to believe his or her conduct was unlawful. The PBCL provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation under Pennsylvania law.

       Under the PBCL, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification or advancement of expenses may be entitled under our by-laws or otherwise. These contractual or other rights may require indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person both in connection with derivative actions and third-party actions, except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

       The PBCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in that capacity, whether or not the corporation would have the power to indemnify the director or officer against that liability.

       Under Section 1713 of the PBCL, if a by-law adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken or omitted unless the director both (a) breached or failed to perform the duties of his or her office under Pennsylvania law and (b) the breach or failure constituted self dealing, willful misconduct or recklessness.

       Article V of our by-laws provides for both the limitation of the monetary liability of our directors and for the mandatory indemnification of our directors and officers.

       Under Article V of our by-laws, a director will not be held personally liable to us, our shareholders or third parties for monetary damages as a consequence of any act or omission unless the director both (a) breached or failed to perform the duties of his or her office under Pennsylvania law and (b) the breach or failure constituted self dealing, willful misconduct or recklessness.

       In addition, under Article V of our by-laws, a director, officer or, at the board of directors' discretion, employee or other person who is or was serving in any capacity at our request or for our benefit, will be indemnified and held harmless by us for all actions taken by him or her and for all failure to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss, including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement, actually and reasonably incurred by that director, officer, employee or other person in connection with any threatened, pending or completed action, suit or proceeding, including, without limitation, an action, suit or proceeding by us or in our right, whether civil, criminal, administrative or investigative. No indemnification is permitted where the act or failure to act by the person seeking to be indemnified constitutes willful misconduct or recklessness as determined by a court of competent jurisdiction.

       We currently maintain directors' and officers' liability insurance providing for coverage of up to $15,000,000. Our assets and equity, however, may be called upon to provide indemnification to officers and directors to the extent any indemnified amount exceeds our liability insurance limit, or to the extent any matter required to be indemnified by our by-laws falls outside the scope of the policy's coverage.

       To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers pursuant to the provisions described above, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8.  EXHIBITS

       The following are filed as exhibits to this registration statement:

   EXHIBITS                                 DESCRIPTION
   --------                                 -----------

4.1                 Amended and Restated Articles of Incorporation of PubliCARD.
                    Incorporated by reference to PubliCARD's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, dated November 9, 1998.

4.2 By-laws of PubliCARD. Incorporated by reference to PubliCARD's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, dated March 28, 1991.

4.3                 PubliCARD, Inc. 1999 Stock Option Plan for Non-Employee
                    Directors. Incorporated by reference from PubliCARD's Annual
                    Report on Form 10-K for the year ended December 31, 1999, dated March 30, 2000.

5.1                 Opinion of Schnader Harrison Segal & Lewis LLP.

23.1                Consent of Arthur Andersen LLP.

23.2                Consent of Schnader Harrison Segal & Lewis LLP (included in
                    Exhibit 5.1 hereto).

24.1                Power of Attorney (included on the signature page).

ITEM 9.  UNDERTAKINGS

       The undersigned registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 10, 2000.

                                      PUBLICARD, INC.


                                      By:  /s/ JAN-ERIK ROTTINGHUIS
                                           ----------------------------
                                           Jan-Erik Rottinghuis
                                           President and Chief Executive Officer

       POWER OF ATTORNEY. Each person whose signature appears below hereby authorizes each of Jan-Erik Rottinghuis and Antonio L. DeLise, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any post-effective amendment to this registration statement or any registration statement relating to this offering.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

       SIGNATURE                                            TITLE                                                       DATE
       ---------                                            -----                                                       ----

/s/ JAN-ERIK ROTTINGHUIS              Director, President and Chief Executive Officer (principal
--------------------------            executive officer)                                                            August 10, 2000
Jan-Erik Rottinghuis

/s/ HARRY I. FREUND
--------------------------            Director and Chairman                                                         August 10, 2000
Harry I. Freund

/s/ JAY S. GOLDSMITH
--------------------------            Director and Vice Chairman                                                    August 10, 2000
Jay S. Goldsmith

/s/ CLIFFORD B. COHN
--------------------------            Director                                                                      August 10, 2000
Clifford B. Cohn

/s/ L.G. SCHAFRAN
--------------------------            Director                                                                      August 10, 2000
L.G. Schafran

/s/ HATIM A. TYABJI
--------------------------            Director                                                                      August 10, 2000
Hatim A. Tyabji

/s/ ANTONIO L. DELISE                 Vice President, Chief Financial Officer and Secretary (principal
--------------------------            financial and accounting officer)                                             August 10, 2000
Antonio L. DeLise

                                  EXHIBIT INDEX

   EXHIBITS                                 DESCRIPTION
   --------                                 -----------

4.1                 Amended and Restated Articles of Incorporation of PubliCARD.
                    Incorporated by reference to PubliCARD's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, dated November 9, 1998.

4.2 By-laws of PubliCARD. Incorporated by reference to PubliCARD's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, dated March 28, 1991.

4.3                 PubliCARD, Inc. 1999 Stock Option Plan for Non-Employee
                    Directors. Incorporated by reference from PubliCARD's
                    Annual Report on Form 10-K for the year ended December 31,
                    1999, dated March 30, 2000.

5.1                 Opinion of Schnader Harrison Segal & Lewis LLP.

23.1                Consent of Arthur Andersen LLP.

23.2                Consent of Schnader Harrison Segal & Lewis LLP (included in
                    Exhibit 5.1 hereto).

24.1                Power of Attorney (included on the signature page).